Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of June 24, 2013 to the Credit Agreement referred to below, among TECO FINANCE, INC., a Florida corporation (the “Borrower”), TECO ENERGY, INC., a Florida corporation (the “Company,” and, together with the Borrower, the “Obligors”), each of the Lenders identified under the caption “LENDERS” on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Obligors, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement dated as of October 25, 2011 (as amended, the “Credit Agreement”). The Obligors and the Required Lenders wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Section 1.1 of the Credit Agreement is hereby amended to replace the definition of “Index Debt” in its entirety with the following:

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of Company that is not guaranteed by any other Person or subject to any other credit enhancement. If the Company no longer has a senior unsecured debt rating, Index Debt means senior, unsecured, long-term indebtedness for borrowed money of Borrower guaranteed by Company but not otherwise guaranteed by any other Person or subject to any other credit enhancement.

2.03. Section 1.1 of the Credit Agreement is hereby further amended to insert in alphabetical order the following additional definitions:

“Acquisition” means the acquisition by the Company of the stock of New Mexico Gas Intermediate, Inc. pursuant to a Stock Purchase Agreement dated as of May 25, 2013, among the Company, New Mexico Gas Intermediate, Inc. and Continental Energy Systems LLC.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

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“Permitted Liens” means (a) Liens existing on any property or asset prior to the acquisition thereof by any Significant Subsidiary or existing on any property or assets of any Person that becomes a Significant Subsidiary after the date hereof prior to the time such Person becomes a Significant Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Significant Subsidiary, as the case may be, and (ii) such Lien shall not apply to any other property or assets of the Obligor or any Significant Subsidiary but the Significant Subsidiary may secure additional obligations with a lien on assets subject to existing liens; and (b) Liens securing first mortgage bonds issued by any Significant Subsidiary the rates or charges of which are regulated by FERC or any state governmental authority, provided that the aggregate principal amount of such first mortgage bonds of any such Significant Subsidiary do not exceed 66 2/3% of the net value of plant, property and equipment of such Significant Subsidiary.

“Sanctions” has the meaning given in Section 4.15.2(a).

2.04. Article IV of the Credit Agreement is hereby amended by inserting the following new Section 4.15 immediately after Section 4.14 therein.

4.15 FCPA; OFAC; Anti-Money Laundering.

4.15.1 No Unlawful Contributions or Other Payments. Neither Company nor any of its Subsidiaries, nor, to Company’s knowledge, any director, officer, agent, employee or Affiliate of Company or any of its Subsidiaries has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office.

4.15.2 OFAC.

(a) Neither Company nor any of its Subsidiaries nor, to Company’s knowledge, any officer or director of Company or any of its Subsidiaries, nor any agent, employee or Affiliate of Company or any of its Subsidiaries is (i) a Person that is, or is owned or controlled by a Person that is currently the subject of any U.S. sanctions administered by OFAC (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(b) Company will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions.

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4.15.3 No Conflict with Money Laundering Laws. To Company’s knowledge, the operations of Company and its Subsidiaries are and have been conducted at all times in material compliance with (i) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, (ii) the money laundering statutes of all jurisdictions where Company and its Subsidiaries conduct business, and the rules and regulations thereunder and (iii) any related or similar rules, regulations or guidelines issued, administered or enforced by any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to Company’s knowledge, threatened.

2.05. Section 5.3.1 of the Credit Agreement is hereby amended by replacing the words “Company’s ratings” in clause (ii) of the proviso thereof with the words “the ratings”.

2.06. Section 5.3.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

5.3.3 Except as set forth on Schedule 5.3.3 and except for Permitted Liens, such Obligor shall not, and shall not permit any Significant Subsidiary to, mortgage, pledge or encumber all or substantially all of such Obligor’s or such Significant Subsidiary’s assets; provided that Company and/or any Significant Subsidiary may enter into limited recourse project financing transactions (including in the form of synthetic leases) in the ordinary course of its business.

2.07. Section 5.7 of the Credit Agreement is hereby amended by inserting the words “, Sanctions administered by OFAC” immediately after the words “Environmental Laws” therein.

2.08. Section 5.10.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

5.10.5 Either Obligor being placed on watch or review for possible rating down-grade by S&P or Moody’s, or any negative change, from the date hereof, from the rating given to the Index Debt by either S&P or Moody’s; and

2.09. Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

Company shall maintain, as of the last day of each fiscal quarter (commencing with the fiscal quarter ended September 30, 2011), a ratio of Total Debt to Capitalization, for such fiscal quarter then ended, of less than or equal to 0.65 to 1.00 or, with respect to the four fiscal quarters commencing with the fiscal quarter in which the Acquisition closes, 0.70 to 1.00.

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Section 3. Representations and Warranties. Each Obligor (as to itself and its Subsidiaries) represents and warrants to the Lenders that (a) its representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 1 (unless such representation and warranty relates solely to another time, in which event such representation or warranty is true and correct as of such other time) and (b) no Event of Default or Inchoate Default shall have occurred and be continuing.

Section 4. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 executed by the Obligors and the Required Lenders.

Section 5. Confirmation of Guarantee and Pledge Agreement. The Company hereby confirms and ratifies all of its obligations under the Credit Facility Documents to which it is a party, including its obligations as a guarantor under Article IX of the Credit Agreement as amended hereby.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

Section 7. Loan Document. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment No. 1, this Amendment No. 1 shall for all purposes constitute a Loan Document.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

TECO FINANCE, INC.

By:	/s/ Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

TECO ENERGY, INC.

By:	/s/ Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

Signature page for Amendment No. 1

LENDERS

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter Christensen
Name: Peter Christensen
Title: Vice President

Signature page for Amendment No. 1 (continued)

CITIBANK, N.A.

By:	/s/ D. Scott McMurtry
Name:	D. Scott McMurtry
Title:	Vice President

Signature page for Amendment No. 1 (continued)

MORGAN STANLEY BANK, N.A.

By:	/s/ John Durland
Name:	John Durland
Title:	Authorized Signatory

Signature page for Amendment No. 1 (continued)

SUNTRUST BANK

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

Signature page for Amendment No. 1 (continued)

THE BANK OF NEW YORK MELLON

By:	/s/ Richard K. Fronapfel, Jr.
Name:	Richard K. Fronapfel, Jr.
Title:	Vice President

Signature page for Amendment No. 1 (continued)

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

Signature page for Amendment No. 1 (continued)

THE NORTHERN TRUST COMPANY

By:	/s/ Patrick Cowan
Name:	Patrick Cowan
Title:	Vice President

Signature page for Amendment No. 1 (continued)